Exhibit 99.1

Vir Biotechnology Announces Nomination of Norbert Bischofberger, Ph.D. and Ramy

Farid, Ph.D. to its Board of Directors

SAN FRANCISCO, April 18, 2024 – Vir Biotechnology, Inc. (“Vir” or “the Company”, Nasdaq: VIR) today announced the nomination of Norbert Bischofberger, Ph.D. and Ramy Farid, Ph.D. to its Board of Directors (the “Board”) at its upcoming annual meeting of stockholders on May 29, 2024 (the “Annual Meeting”). If elected, each of Drs. Bischofberger and Farid will join the Board on such date.

The nomination of the two new independent directors demonstrates Vir’s commitment to ongoing Board refreshment. Drs. Bischofberger and Farid bring extensive mid-to-late-stage clinical development and computational/data sciences expertise, respectively. Dr. Bischofberger, during his career, has overseen the development and approval of more than 25 medicines, and Dr. Farid currently leads one of the world’s foremost companies applying advanced computational methods to the discovery and development of breakthrough therapies.

Marianne De Backer, M.Sc., Ph.D., MBA, Vir’s Chief Executive Officer, said: “We are incredibly excited about the prospect of adding such highly talented directors in Norbert and Ramy to the Board. These are individuals who we expect will incorporate their tremendous expertise towards our discovery and clinical development programs, focused on infectious disease, viral-associated diseases and immune targeting with an end goal to help patients globally.”

The Company also announced that Phillip Sharp, Ph.D. and Robert Perez will not stand for reelection at the Annual Meeting. “The Board is deeply appreciative of the service of founding directors Phil and Rob for their long-time contributions to the Company. It has been an adventure and such a pleasure to work alongside them,” said Vicki Sato, Ph.D., Chairman of the Board. “We look forward to having Norbert and Ramy provide their scientific and strategic acumen to Vir, and to our very accomplished Board.”

Norbert Bischofberger, Ph.D., brings close to 40 years of experience as a biotech executive and in research and development leadership roles to the industry. He is currently President and Chief Executive Officer, and a member of the Board of Directors, of Kronos Bio, Inc., a clinical-stage company dedicated to the discovery and development of therapeutics that target the deregulated transcription that causes cancer and other serious diseases. Prior to joining Kronos, he was Executive Vice President, Research and Development and Chief Scientific Officer at Gilead Sciences, Inc., which he joined in 1990 as Director of Chemistry after having worked as a

Senior Scientist in Genentech, Inc.’s DNA Synthesis Group from 1986 until 1990. During his 28-year tenure at Gilead, Dr. Bischofberger presided over the development and approval of more than 25 medicines for a range of serious conditions which led to the transformation of the treatment of diseases such as HIV and viral hepatitis, including HBV and HCV. Dr. Bischofberger was part of the core management team that grew Gilead from less than 50 employees with no revenue to 10,000 employees with $25B in revenue. He received a Ph.D. in organic chemistry from Zurich’s Eidgenössische Technische Hochschule and performed postdoctoral research in steroid chemistry at Syntex. He also performed additional research in organic chemistry and applied enzymology in Professor George Whiteside’s lab at Harvard University in Cambridge, Massachusetts. Dr. Bischofberger received an honorary doctorate in Natural Sciences (2016) from The University of Innsbruck and an honorary doctorate in Letters in Medicine (2017) from Baylor College of Medicine. He was elected a Fellow of The American Association for Advancement of Science (2018). In addition to Kronos Bio, Dr. Bischofberger serves on the Board of Directors of Morphic Therapeutic Inc., a U.S. publicly traded biopharmaceutical company, the Supervisory Board of Bayer AG, a multinational public company with core competencies in the life science fields of health care and agriculture, and the Biopharma Advisory Board of Ginkgo Bioworks. Dr. Bischofberger’s appointment at Bayer AG will end on April 26, 2024, prior to the date of Vir’s Annual Meeting.

Ramy Farid, Ph.D., is President, Chief Executive Officer, and a member of the Board of Directors at Schrödinger, Inc., which has pioneered a physics-based computational platform that enables discovery of high-quality, novel molecules for drug development and materials applications more rapidly and at lower cost compared to traditional methods. He joined Schrödinger in 2002 and helped advance the company’s computational platform and drug discovery portfolio while assuming positions of increasing responsibility before becoming Chief Executive Officer in 2017. Dr. Farid has played a key role in implementing major strategic initiatives, including more than 40 research collaborations and joint ventures, and led the company through its initial public offering in 2020. Dr. Farid currently serves on the board of directors of Ajax Therapeutics, Inc. and Structure Therapeutics Inc., a U.S. publicly traded biopharmaceutical company. Previously, he served on the board of directors of Nimbus Therapeutics, a biotechnology company he helped found in 2009. He also served on the board of directors of Morphic Therapeutic, Inc. Dr. Farid currently serves on Morphic Therapeutic’s scientific advisory board. Dr. Farid began his career in academia and was an assistant professor in the chemistry department at Rutgers University. He was a National Institutes of Health postdoctoral fellow in the Department of Biochemistry and Biophysics at the University of Pennsylvania and received his doctorate degree in chemistry from Caltech. He is an author on over 100 peer reviewed publications.

Additional Information and Where to Find It

Vir plans to file a definitive proxy statement and accompanying solicitation materials with the U.S. Securities and Exchange Commission (the “SEC”) in connection with the solicitation of proxies for the Annual Meeting. This communication is not intended to be, and is not, a substitute for the definitive proxy statement or any other document that the Company may file with the SEC in connection with the Annual Meeting. The definitive proxy statement will contain important information about Vir, the Annual Meeting, and related matters. Stockholders are urged to read the definitive proxy statement and the accompanying solicitation materials when they become available because these documents will contain important information. Stockholders may obtain a copy of the definitive proxy statement (including any amendments or supplements thereto), and accompanying solicitation materials filed with the SEC (when they became available) at no charge from the SEC’s website at www.sec.gov, or by visiting Vir’s Investor Relations website at investors.vir.bio, as soon as reasonably practicable after such materials are electronically filed with, or furnished to, the SEC.

Participants in the Solicitation

Vir, its directors, and certain of its executive officers and other agents may be deemed to be participants in the solicitation of proxies from its stockholders in connection with the Annual Meeting. Information regarding the names of Vir’s directors, nominees, and executive officers and their respective interests will be set forth in the definitive proxy statement and any accompanying solicitation materials. To the extent the holdings of Vir securities by its directors and executive officers change from the amounts set forth in the definitive proxy statement for the Annual Meeting, such changes will be reflected on Statements of Changes in Beneficial Ownership of Securities on Form 4 filed with the SEC. These documents may be obtained as indicated above.

About Vir Biotechnology, Inc.

Vir Biotechnology, Inc. is an immunology company focused on powering the immune system to transform lives by treating and preventing infectious diseases and other serious conditions, including viral-associated diseases. Vir has assembled two technology platforms that are designed to modulate the immune system by exploiting critical observations of natural immune processes. Its current clinical development pipeline consists of product candidates targeting hepatitis delta and hepatitis B viruses and human immunodeficiency virus. Vir has several preclinical candidates in its pipeline, including those targeting influenza A and B, COVID-19, RSV/MPV and HPV. Vir routinely posts information that may be important to investors on its website.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Words such as “may,” “will,” “plan,” “potential,” “aim,” “expect,” “anticipate,” “promising” and similar expressions (as well as other words or expressions referencing future events, conditions or circumstances) are intended to identify forward-looking statements. These forward-looking statements are based on Vir’s expectations and assumptions as of the date of this press release. Forward-looking statements contained in this press release include, but are not limited to, statements regarding Vir’s strategy and plans; whether Drs. Bischofberger and Farid are elected to the Board by the Company’s stockholders at the 2024 annual meeting of stockholders; potential of, and expectations for, Vir’s pipeline; Vir’s clinical and preclinical development programs, clinical trials, including the enrollment of

Vir’s clinical trials, and the expected timing of data readouts and presentations; the potential benefits, safety, and efficacy of Vir’s investigational therapies; and risks and uncertainties associated with drug development and commercialization. Many important factors may cause differences between current expectations and actual results. Drug development and commercialization involve a high degree of risk, and only a small number of research and development programs result in commercialization of a product. Results in early-stage clinical trials may not be indicative of full results or results from later-stage or larger-scale clinical trials and do not ensure regulatory approval. You should not place undue reliance on these statements or the scientific data presented. Other factors that may cause actual results to differ from those expressed or implied in the forward-looking statements in this press release are discussed in Vir’s filings with the U.S. Securities and Exchange Commission, including the section titled “Risk Factors” contained therein. Except as required by law, Vir assumes no obligation to update any forward-looking statements contained herein to reflect any change in expectations, even as new information becomes available.

Contacts:

Media

Carly Scaduto

Senior Director, Media Relations

cscaduto@vir.bio

+1 314-368-5189

Investors

Richard Lepke

Senior Director, Investor Relations

rlepke@vir.bio

+1 978-973-9986

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